                                                                     EXHIBIT 4.6


                                BEC GROUP, INC.

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and Indenture, dated as of May 3, 1996.


Trust Indenture                                                Indenture
  Act Section                                                   Section
---------------                                                ---------
Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . .  609
           (a)(2)   . . . . . . . . . . . . . . . . . . . . .  609
           (a)(3)   . . . . . . . . . . . . . . . . . . . . .  Not Applicable
           (a)(4)   . . . . . . . . . . . . . . . . . . . . .  Not Applicable
           (a)(5)   . . . . . . . . . . . . . . . . . . . . .  608
           (b)  . . . . . . . . . . . . . . . . . . . . . . .  608, 610
           (c)    . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . .  613
           (b)    . . . . . . . . . . . . . . . . . . . . . .  613
           (b)(2)   . . . . . . . . . . . . . . . . . . . . .  703(a)
           (c)    . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . .  701, 702(a)
           (b)    . . . . . . . . . . . . . . . . . . . . . .  702(a)
           (c)    . . . . . . . . . . . . . . . . . . . . . .  702(c)
Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . .  703(a)
           (b)    . . . . . . . . . . . . . . . . . . . . . .  703(a)
           (c)    . . . . . . . . . . . . . . . . . . . . . .  703(a)
           (d)    . . . . . . . . . . . . . . . . . . . . . .  703(b)
Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . .  704
           (b)  . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
           (c)(1)   . . . . . . . . . . . . . . . . . . . . .  102
           (c)(2)   . . . . . . . . . . . . . . . . . . . . .  102
           (c)(3)   . . . . . . . . . . . . . . . . . . . . .  Not Applicable
           (d)  . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
           (e)  . . . . . . . . . . . . . . . . . . . . . . .  102
           (f)  . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . .  601(a)
           (b)  . . . . . . . . . . . . . . . . . . . . . . .  602, 703(a)
           (c)  . . . . . . . . . . . . . . . . . . . . . . .  601(b)
           (d)  . . . . . . . . . . . . . . . . . . . . . . .  601(c)
           (d)(1)   . . . . . . . . . . . . . . . . . . . . .  601(a)(1), (a)(2)
           (d)(2)   . . . . . . . . . . . . . . . . . . . . .  601(c)(2)
           (d)(3)   . . . . . . . . . . . . . . . . . . . . .  601(c)(3)
           (e)  . . . . . . . . . . . . . . . . . . . . . . .  514
Section 316(a)(1)(A)  . . . . . . . . . . . . . . . . . . . .  502, 512
           (a)(1)(B)  . . . . . . . . . . . . . . . . . . . .  513
           (a)(2)   . . . . . . . . . . . . . . . . . . . . .  Not Applicable
           (b)  . . . . . . . . . . . . . . . . . . . . . . .  508
           (c)  . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . .  503
           (a)(2)   . . . . . . . . . . . . . . . . . . . . .  504
           (b)  . . . . . . . . . . . . . . . . . . . . . . .  1003
Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . .  107

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NOTE:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.